UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C
(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary information statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☒	Definitive information statement

Mutual Fund Series Trust
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
(1)	Title of each class of securities to which transaction applies: _____
(2)	Aggregate number of securities to which transaction applies: _____
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): _______________________________________
(4)	Proposed maximum aggregate value of transaction: _______________
(5)	Total fee paid: _____________________________________________

 Fee paid previously with preliminary materials.

 Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid: ____________________________________________

(2) Form, schedule or registration statement no.: ____________________________

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(4) Date filed: _______________________________________________________

AlphaCentric Real Income Fund

(formerly, “AlphaCentric Strategic Income Fund”)

a series of Mutual Fund Series Trust

4221 North 203rd Street, Suite 100
Elkhorn, Nebraska 68022

1-844-ACFUNDS (233-8637)

Dear Shareholder:

The enclosed document is purely for informational purposes. You are not being asked to vote or take action on any matter. The document relates to the appointment of an investment sub-adviser to the AlphaCentric Real Income Fund (the “Fund”), a series of Mutual Fund Series Trust (the “Trust”).

As described in the enclosed Information Statement, the Board of Trustees of the Trust has approved CrossingBridge Advisors, LLC (“CrossingBridge”) as an investment sub-adviser to the Fund, and has approved a sub-advisory agreement between AlphaCentric Advisors, LLC and CrossingBridge on the terms described herein.

As always, please feel free to contact the Fund at 1-844-ACFUNDS (1-844-223-8637) with any questions you may have.

Sincerely,

Michael Schoonover

President

Mutual Fund Series Trust

AlphaCentric Real Income Fund

(formerly, “AlphaCentric Strategic Income Fund”)

a series of Mutual Fund Series Trust

4221 North 203rd Street, Suite 100
Elkhorn, Nebraska 68022

1-844-ACFUNDS (233-8637)

INFORMATION STATEMENT

This Information Statement is being provided to the shareholders of the AlphaCentric Real Income Fund (the “Fund”), a series of Mutual Fund Series Trust (the “Trust”). This Information Statement is in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Trust and AlphaCentric Advisors, LLC received from the U.S. Securities and Exchange Commission on January 13, 2014 (the “Order”). The Order permits the Fund’s investment adviser, AlphaCentric Advisors, LLC ( “AlphaCentric”), to hire or replace investment sub-advisers and to make changes to existing sub-advisory agreements with the approval of the Board of Trustees of the Trust (the “Board”), but without obtaining shareholder approval. The Order requires that each sub-adviser be an “investment adviser” as defined in Section 2(a)(20)(B) of the Investment Company Act of 1940, as amended (“1940 Act”), and registered as an investment adviser under the Investment Advisers Act of 1940, as amended, or not subject to such registration. Under the conditions of the Order, the Board must provide notice to shareholders within ninety (90) days of hiring a new sub-adviser. The Trust may rely on the Order provided the Fund is managed by AlphaCentric (or any entity controlling, controlled by or under common control with AlphaCentric) and complies with the terms and conditions set forth in the application for the Order.

At a meeting held on October 24, 2024 (the “Meeting”), the Board considered and approved CrossingBridge Advisors, LLC (“CBA”) to serve as sub-adviser to the Fund. At that time, the sub-advisory agreement between AlphaCentric and CBA, with respect to the Fund (the “Sub-Advisory Agreement”) (in substantially the form attached hereto as Appendix A) was approved by the Board. The Sub-Advisory Agreement became effective November 1, 2024, when CBA commenced providing sub-advisory services to the Fund. The previous sub-adviser, Goshen Rock Capital, LLC completed its service to AlphaCentric and the Fund at the close of business on October 31, 2024. The Adviser believes that CBA will provide a high level of service to the Fund.

This Information Statement is being supplied to the Fund’s shareholders to fulfill the notice requirement of the Order, and a notice regarding the website availability of this Information Statement will be mailed on or about January 15, 2025 to the Fund’s shareholders of record as of January 10, 2025 (the “Record Date”). This Information Statement describes the Sub-Advisory Agreement. As of the Record Date, there were issued and outstanding 3,330,586.3200 total shares consisting of 145,193.6560 Class A Shares, 142,692.8980 Class C shares, and 3,042,699.7640 Class I shares of the Fund. As there will be no vote taken, no shares are entitled to vote on the matters discussed in this Information Statement.

A copy of the Fund’s most recent annual report and semi-annual financial statements and schedules is available at no charge by sending a written request to the Fund, c/o Ultimus

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Fund Solutions, LLC, 225 Pictoria Dr, Suite 450, Cincinnati, OH 45246, by calling 1-844-ACFUNDS (1-844-223-8637) or by visiting www.AlphaCentricFunds.com.

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTER DESCRIBED IN THIS INFORMATION STATEMENT. THE TRUST IS NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

The Sub-Advisory Agreement

At its October 24, 2024 meeting, the Board approved the hiring of CBA to the Fund pursuant to the Sub-Advisory Agreement. Under the terms of the investment advisory agreement between the Trust and AlphaCentric, on behalf of the Fund, AlphaCentric is entitled to receive an annual advisory fee from the Fund equal to 1.50% of the Fund’s average daily net assets. Under the terms of the Sub-Advisory Agreement, the CBA is entitled to receive a fee from AlphaCentric, which is paid from a portion of the advisory fees that AlphaCentric receives from the Fund. There will be no increase in total fees paid by the Fund in connection with the Sub-Advisory Agreement. For such compensation, CBA will, at its expense, continuously furnish an investment program for the Fund, make investment decisions on behalf of the Fund, and place all orders for the purchase and sale of portfolio securities and other investments, subject to the Fund’s investment objectives, policies, and restrictions and such policies as the Board determines; and maintain certain transaction and compliance related records of the Fund.

The Sub-Advisory Agreement provides that it will continue in force for an initial period of two years, and from year to year thereafter, but only so long as its continuance is approved at least annually by the Board at a meeting called for that purpose or by the vote of a majority of the outstanding shares of the Fund. The Sub-Advisory Agreement will automatically terminate on assignment. In addition, the Sub-Advisory Agreement can be terminated without penalty: (i) by vote of the Board, (ii) by AlphaCentric, (iii) by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or (iv) in accordance with the terms of the Order, all upon no more than 60 days’ notice, or by CBA on at least 90 days’ notice to the Fund and AlphaCentric.

The Sub-Advisory Agreement provides that CBA will not be subject to any liability for any loss suffered by the Fund in connection with the matters to which the Sub-Advisory Agreement relates except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under the Sub-Advisory Agreement, including CBA’s failure to adhere to any investment policies and restrictions as described in the Fund’s prospectus and statement of additional information (which has been provided to CBA) and CBA’s error in the placement, execution or settlement of a trade for the Fund.

The Sub-Advisory Agreement is attached as Appendix A. You should read the Sub-Advisory Agreement. The description in this Information Statement of the Sub-Advisory Agreement is only a summary.

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Information Concerning Crossing Bridge Advisors, LLC

CBA, a Delaware limited liability company, headquartered at 427 Bedford Road, Suite 220, Pleasantville, NY 10570 serves as sub-adviser to the Fund’s portfolio. CBA is a wholly owned subsidiary of ENDI Corp. and was formed in 2016. CBA provides investment management services to separately managed accounts, registered investment companies and other pooled investment vehicles.

The names, titles, and principal occupations of the principal executive officers of CBA are set forth below. The address of each individual listed below is 427 Bedford Road, Suite 220, Pleasantville, NY 10570.

Name and Address:	Title and Principal Occupation:
Jonathan Barkoe	Chief Financial Officer and Chief Compliance Officer
John Conner	Executive Vice President
David K. Sherman	Founder and Chief Investment Officer

Evaluation by the Board of Trustees

The Board’s determination to approve the Sub-Advisory Agreement followed the Board’s consideration of various factors and review of written materials provided by CBA. The Board’s deliberations and the information on which its conclusions were based are summarized below. In connection with their deliberations regarding approval of the Sub-Advisory Agreement, the Board reviewed CBA’s responses to a series of questions regarding, among other things, investment performance, CBA’s quality of services, comparative fee and expense information, and an estimate of CBA’s profitability from sub-advising the Fund.

Nature, Extent and Quality of Services. The Board reviewed the experience and credentials of CBA’s key personnel and noted CrossingBridge had $3.2 billion in assets under management. The Board discussed the sub-advisory services to be provided to the Fund, noting that CBA would provide compliance services, conduct research, and make investment decisions regarding the Fund’s portfolio. The Board noted that CBA utilized an order management system that would be coded with the Fund’s investment guidelines to ensure compliance with trading policies and fund investment restrictions. The Board commented that CBA’s CCO also conducted monthly testing of the procedures. The Board observed that CBA reported no material compliance, litigation, or regulatory issues within the past 36 months. The Board agreed that CBA had the experience and resources necessary to provide quality services to the Fund.

Performance. The Board discussed the performance information provided for other fixed income funds advised by CBA. The Board acknowledged that these funds had different investment strategies from AlphaCentric SI but that the overall performance of the funds was strong. The Board commented that an ultra-short duration fund managed by CBA outperformed its benchmark indices for all time periods and the strategic income fund it managed outperformed all of its

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benchmark indices for the 3- and 5-year periods. The Board concluded that CBA had the potential to provide favorable returns to the Fund’s shareholders.

Fees and Expenses. The Board discussed the proposed sub-advisory fee, noting that the AlphaCentric would compensate CBA on a tiered fee structure based on the Fund’s average daily net asset value. The Board discussed the sub-advisory fee over different asst levels and in relation to the allocation of fees and responsibilities between the AlphaCentric and CBA. The Board concluded that the sub-advisory fee was not unreasonable.

Profitability. The Board reviewed the profit analysis provided by CBA. It noted that CBA projected earning a modest profit during the initial two-year term if estimated asset levels were achieved. The Board concluded that based on the information provided by CBA, the estimated profitability was not excessive.

Economies of Scale. The Board considered whether CBA would realize economies of scale with respect to the sub-advisory services provided by CBA. The Board recognized that this was primarily an adviser level issue and had been considered with respect to the overall advisory agreement, taking into consideration the impact of the sub-advisory expense and the estimated growth of the Fund.

Conclusion. Having requested and received such information from CBA as the Board believed to be reasonably necessary to evaluate the terms of the sub-advisory agreement, and as assisted by the advice of counsel, the Board concluded that approval of the sub-advisory agreement was in the best interests of the Fund’s shareholders.

OTHER INFORMATION

OPERATION OF THE FUND

The Fund is a diversified series of the Trust. The Trust is an open-end investment management company organized as an Ohio business trust and formed by an Agreement and Declaration of Trust on February 27, 2006. The Trust’s principal executive offices are located at 4221 North 203rd Street, Suite 100, Elkhorn, Nebraska 68022. The Board supervises the business activities of the Fund. Like other mutual funds, the Fund retains various organizations to perform specialized services. Northern Lights Distributors, LLC, located at 4221 North 203rd Street, Suite 100, Elkhorn, Nebraska 68022, serves as the national distributor of the Fund. Ultimus Fund Solutions, LLC, located at 4221 North 203rd Street, Suite 100, Elkhorn, Nebraska 68022 provides the Fund with transfer agent, accounting and fund administrative services. MFund Services LLC, located at 36 North New York Avenue, Huntington, NY 11743, provides the Trust with management, legal administrative and compliance services.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

As of the Record Date, the Board and officers as a group beneficially owned 0% of the Class A shares of the Fund, 0% of the Class C shares of the Fund, and 6.85% of the Class I shares of the Fund. As of the Record Date, Jerry Szilagyi, an Interested Trustee, beneficially owned,

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through a voting and economic interest, 208,315.1570 Class I Shares, 6.85% of the class. To the best knowledge of the Trust, there were no other Trustees or officers of the Trust who were the beneficial owners of shares of the Fund on the Record Date.

As of the Record Date, the record owners of more than 5% of any outstanding class of shares of the Fund are listed in the following tables.

Class A Shares

Name and Address of Beneficial or Record Owner	Number of Record and Beneficial (Shares)	Percent (%) of Class
RBC Capital Markets LLC/Mutual Fund Omnibus Processing Attn Mutual Fund Ops Manager 60 South Sixth Street PO8 Minneapolis, MN 55402-4400	21,850.4510	15.05%
LPL Financial 4707 Executive Drive San Diego, CA 92121	26,603.7580	18.32%
Charles Schwab 211 Main Street San Francisco, CA 94105	19,816.4650	13.65%
Joyce S Easley TOD/NE/Subject to STA TOD Rules 2169 E FM 462 Moore, TX 78057	17,751.8810	12.23%
Pershing LLC Mable L Riggle P.O. Box 2052 Jersey City, NJ 07303	10,373.4440	7.14%

Class C Shares

Name and Address of Beneficial or Record Owner	Number of Record and Beneficial (Shares)	Percent (%) of Class
LPL Financial 4707 Executive Drive San Diego, CA 92121	52,539.0670	36.82%*
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Wedbush Securities Fay Grider 1000 Wilshire Boulevard Los Angeles, CA 90017	9,713.6130	6.81%

*May be deemed to control Class C shares of the Fund because it holds more than 25% of the outstanding Class C shares.

Class I Shares

Name and Address of Beneficial or Record Owner	Number of Record and Beneficial (Shares)	Percent (%) of Class
Charles Schwab 211 Main Street San Francisco, CA 94105	309,687.6220	10.18%
LPL Financial 4707 Executive Drive San Diego, CA 92121	687,016.6100	22.58%
Charles Schwab 211 Main Street San Francisco, CA 94105	241,811.5920	7.95%
Isobel Szilagyi &/June A Szilagyi TTEES of the Jerry J. Szilagyi 2015 Family Trust UA DTD 12-29-2015 5 Abbington Dr. Huntington, NY 11743	167,815.4530	5.52%

SHAREHOLDER MEETINGS

The Trust is not required to hold annual meetings of shareholders, and therefore it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust within a reasonable time before the Trust’s solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting.

DELIVERY OF DOCUMENTS

If you and another shareholder share the same address, the Trust may only send one Information Statement unless you or the other shareholder(s) request otherwise. Call or write to the Trust if you wish to receive a separate copy of the Information Statement and the Trust will promptly mail a copy to you. You may also call or write to the Trust if you wish to receive a separate information statement in the future or if you are receiving multiple copies now and wish to receive a single copy in the future. For such requests, call the Trust at 1-844-ACFUNDS (1-

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844-223-8637), or write the Trust at AlphaCentric Funds, c/o Ultimus Fund Solutions, LLC, 225 Pictoria Dr, Suite 450, Cincinnati, OH 45246.

BY ORDER OF THE BOARD OF TRUSTEES

Michael Schoonover, President

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Appendix A

SUB-ADVISORY AGREEMENT

This SUB-ADVISORY AGREEMENT, between AlphaCentric Advisors LLC, a Delaware limited liability company (the “Adviser”), and CrossingBridge Advisors, LLC, a Delaware limited liability company (the “Sub-Adviser”) is dated as of November 1, 2024.

WHEREAS, the Adviser acts as the investment adviser to multiple separate series of shares of beneficial interest of Mutual Fund Series Trust, an Ohio business trust (the “Trust”), pursuant to that certain investment advisory agreement dated as of May 15, 2014 between the Trust and the Adviser;

WHEREAS, the Adviser warrants and represents to the Sub-Adviser that the Adviser has full legal authority to engage an unaffiliated investment adviser as investment sub-adviser to provide investment advisory services to ’one or more series of the Trust;

WHEREAS, the Sub-Adviser is registered with the Securities and Exchange Commission (the “SEC”) as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”);

WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Adviser desires to retain the Sub-Adviser to render investment advisory services to the AlphaCentric Real Income Fund (prior to November 1, 2024, named the AlphaCentric Strategic Income Fund) (the “Fund”), a series of shares of beneficial interest of the Trust, and the Sub-Adviser is willing to render such services.

NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, the parties hereto agree as follows:

1. Appointment and Status of Sub-Adviser. The Adviser hereby appoints the Sub-Adviser to provide investment advisory services to the Fund for the period and on the terms set forth in this Sub-Advisory Agreement. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor of the Adviser and the Trust and shall, unless otherwise expressly provided herein or authorized by the Adviser or the Board of Trustees of the Trust (the “Board”) from time to time, have no authority to act for or represent the Adviser or the Trust in any way or otherwise be deemed an agent of the Adviser or the Trust.

2. Sub-Adviser’s Duties. Subject to the general supervision and oversight of the Board and the Adviser, the Sub-Adviser shall, employing its discretion, direct the investment operations of the Fund and the composition of the entirety of the portfolio of securities and investments (including cash) belonging to the Fund, including the purchase, retention and disposition thereof and the execution of agreements relating thereto, in accordance with the Fund’s investment objective, policies and restrictions as stated in the Fund’s then-current Prospectus and Statement of Additional Information (together, the “Prospectus”) and subject to the following understandings:

(a)	The Sub-Adviser shall furnish a continuous investment program for the Fund and determine from time to time what investments or securities will be purchased, retained or sold by the Fund and what portion of the assets belonging to the Fund will be invested or held uninvested as cash;
(b)	The Sub-Adviser shall use its best judgment in the performance of its duties under this Sub-Advisory Agreement;
(c)	The Sub-Adviser, in the performance of its duties and obligations under this Sub-Advisory Agreement, shall act in conformity with the Trust’s Agreement and Declaration of Trust, its By-laws and the Prospectus and with the reasonable instructions and directions of the Board and the Adviser, and will conform to and comply with the requirements of the 1940 Act, the Investment Advisers Act of 1940, as amended (the “Advisers Act”),and all other applicable federal and state laws and regulations;
(d)	The Sub-Adviser shall determine the securities and other financial instruments to be purchased or sold by the Fund and will place portfolio transactions pursuant to its determinations either directly with the issuer or with any broker and/or dealer in such securities and other financial instruments, subject to Section 6 of this Sub-Advisory Agreement, “Execution of Purchase and Sale Orders;”
(e)	The Sub-Adviser shall (i) maintain such books and records for such times periods as are required of an SEC-registered investment adviser to an investment company registered under the 1940 Act, including with respect to the securities and other financial instruments transactions of the Fund, (ii) render to the Adviser and the Board such periodic and special reports as the Adviser or the Board may reasonably request;
(f)	The Sub-Adviser shall provide the Trust’s custodian and fund accountant on each business day with a daily trade file containing information about all of the Fund’s securities and other financial instruments transactions, and with such other information relating to the Trust as may be reasonably required under the terms of the then-current custody agreement between the Trust and the custodian;
(g)	The Sub-Adviser shall respond promptly to any request from the Adviser or the Fund’s fund accountant for assistance in obtaining price sources for securities and other financial instruments held by the Fund or determining a price when a price source is not available, and promptly review the prices used by the Fund’s fund accountant to determine net asset value and advise the Fund’s fund accountant promptly if any price appears to be incorrect;
(h)	The Sub-Adviser shall provide such information and assistance as may be required to enable the Adviser to fulfill its obligations under (i) the Trust’s liquidity risk management program including, but not limited to, review of all liquidity determinations regarding the Fund’s holdings; (ii) the Trust’s derivatives risk management program and Rule 18f-4 under the 1940 Act; and (iii) all other existing and future securities laws and regulations.

(i)	The Sub-Adviser shall be responsible for: (i) directing the manner in which proxies solicited by issuers of securities beneficially owned by the Fund shall be voted, and (ii) making any elections relative to any mergers, acquisitions, tender offers, bankruptcy proceedings or other type events pertaining to the securities held by the Fund;
(j)	The Sub-Adviser shall not arrange purchases or sales of securities or other investments between the Fund and other accounts advised by the Sub-Adviser or its affiliates unless (a) such purchases or sales are in accordance with applicable law (including Rule 17a-7 under the 1940 Act) and the Fund’s policies and procedures as provided in writing to Sub-Adviser along with any amendments, and (b) the Sub-Adviser determines the purchase or sale is in the best interests of the Fund;
(k)	The Sub-Adviser hereby represents that it has adopted a written Code of Ethics (“Code”) complying with the requirements of Rule 204A-1 under the Advisers Act and Rule 17j-1 under the 1940 Act and will provide the Adviser and the Trust with a copy of the Code and evidence of adoption. Within 45 days of the last calendar quarter of each year while this Sub-Advisory Agreement is in effect, the Sub-Adviser shall provide to the Board a written report that describes any issues arising under the Code since the last report to the Board, including, but not limited to, information about material violations of the code and sanctions imposed in response to the material violations; and which certifies that the Sub-Adviser has adopted procedures reasonably necessary to prevent access persons (as that term is defined in Rule 17j-1) from violating the Code;
(l)	The Sub-Adviser hereby represents that it (i) is not an affiliated person of the Adviser or of the Fund within the meaning of Section 2(a)(3) of the 1940 Act (other than by virtue of serving as a Sub-Adviser to the Fund); (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Sub-Advisory Agreement; (iii) has appointed a Chief Compliance Officer under Rule 206(4)-7 of the Advisers Act; (iv) has adopted written compliance policies and procedures that are reasonably designed to prevent violations of the 1940 Act, the Advisers Act, and other applicable federal and state regulations; and (v) has the authority to enter into and perform the services contemplated by this Sub-Advisory Agreement. The Sub-Adviser shall provide to the Trust’s Chief Compliance Officer an annual written report regarding the Sub-Adviser’s compliance program.

3. Custodian. The assets of the Fund shall be held by its qualified custodian. (the “Custodian”).  The Sub-Adviser is authorized to give instructions to the Custodian with respect to all investment decisions regarding the Fund and the Custodian is authorized and directed to effect transactions for the Fund and otherwise take such actions as the Sub-Adviser shall reasonably direct in connection with the performance of the Sub-Adviser‘s obligations in respect of the Fund.

4. Risk Acknowledgment. Adviser acknowledges that Sub-Adviser does not guarantee the future performance of the Fund or any specific level of performance, nor the success of Sub-Adviser's overall investment management of the Fund. Accordingly, Adviser acknowledges and agrees that Sub-Adviser shall not have any legal or financial responsibility for performance or losses unless directly attributable to (i) error on the part of the Sub-Adviser in the placement, execution or settlement of a trade for the Fund (a “Trade Error”) or (ii) the bad faith, gross negligence, reckless disregard or willful misconduct of the Sub-Adviser, including the Sub-Adviser’s failure to adhere to any investment policies and restrictions as described in the Prospectus. The parties mutually agree and acknowledge that the determination of what constitutes a Trade Error for purposes of this Sub-Advisory Agreement shall be made in accordance with the Trust’s policies and procedures for “as of transactions” and/or trade errors pursuant to Section 22 of and Rule 22c-1 under the 1940 Act. See Section 10 of this Sub-Advisory Agreement, “Liability.”

5. Directions to the Sub-Adviser. The Adviser will be responsible for forwarding Adviser and/or Trust directions, notices and instructions to Sub-Adviser, which shall be effective upon receipt by the Sub-Adviser. The Sub-Adviser shall be fully protected in relying upon any such direction, notice, or instruction until it has been duly advised of changes thereto.

6. Execution of Purchase and Sale Orders. In connection with purchases or sales of investments for the account of the Fund, the Sub-Adviser will arrange for the placing of all orders for the purchase and sale of investments for the account with brokers or dealers selected by the Sub-Adviser, subject to review of this selection by the Adviser and the Board from time to time. The Sub-Adviser will be responsible for the negotiation and the allocation of principal business and portfolio brokerage. In the selection of such brokers or dealers and the placing of such orders, the Sub-Adviser will at all times seek, for the Fund the best qualitative execution, taking into account such factors as price (including the applicable brokerage commission or dealer spread), the execution capability, financial responsibility and responsiveness of the broker or dealer and the brokerage and research services provided by the broker or dealer.

The Sub-Adviser should generally seek favorable prices and commission rates that are reasonable in relation to the benefits received. In seeking best qualitative execution, the Sub-Adviser may consider the brokerage and research services provided by, and the Sub-Adviser shall consider the financial responsibility of, brokers or dealers to the Fund and/or the other accounts over which the Sub-Adviser exercises investment discretion, in accordance with Section 28(e) of the Securities Exchange Act of 1934, as amended. To the extent permitted by law, and consistent with its obligation to seek best execution, the Sub-Adviser is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a Fund portfolio transaction that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that the amount of the commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker or dealer. The determination may be viewed in terms of either a particular transaction or the Sub-Adviser’s overall responsibilities with respect to the Fund and to accounts over which the Sub-Adviser exercises investment discretion. The Trust and the Sub-Adviser understand and acknowledge that, although the information may be useful to the Fund and the Sub-Adviser, it is not possible to place a dollar value on such information. The Board shall periodically review the commissions paid by the Fund to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits to the Fund. The Sub-Adviser may not give consideration to sales of shares of the Fund as a factor in the selection of brokers and dealers to execute Fund portfolio transactions.

Subject to the provisions of the 1940 Act, and other applicable law, the Sub-Adviser, any of its affiliates or any affiliates of its affiliates may retain compensation in connection with effecting the Fund’s portfolio transactions, including transactions effected through others. If any occasion should arise in which the Sub-Adviser gives any advice to clients of the Sub-Adviser concerning the shares of the Fund, the Sub-Adviser will act solely as investment adviser for such client and not in any way on behalf of the Fund. The Sub-Adviser’s services to the Fund pursuant to this Sub-Advisory Agreement are not to be deemed to be exclusive and it is understood that the Sub-Adviser may render investment advice, management and other services to others, including other registered investment companies.

7. Books and Records. The Sub-Adviser shall keep the Trust’s books and records required to be maintained by it pursuant to Section 2(e) of this Sub-Advisory Agreement. The Sub-Adviser agrees that all records that it maintains for the Trust are the property of the Trust and it will promptly surrender any of such records to the Trust upon the Trust’s request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by the Sub-Adviser with respect to the Trust by Rule 31a-1 under the 1940 Act.

8. Expenses of the Sub-Adviser. During the term of this Sub-Advisory Agreement, the Sub-Adviser will pay all expenses (including without limitation the compensation of all trustees or officers of the Trust, if any, who are “interested persons” of the Sub-Adviser, as defined in the 1940 Act) incurred by it in connection with its activities under this Sub-Advisory Agreement other than the cost of securities and investments purchased or sold for the Fund (including taxes and brokerage commissions, if any). Notwithstanding the foregoing, the Sub-Adviser is not obligated to pay the compensation or expenses of the Trust’s Chief Compliance Officer, regardless of whether the Chief Compliance Officer is affiliated with the Sub-Adviser.

9. Compensation of the Sub-Adviser. For the services provided pursuant to this Sub-Advisory Agreement, the Adviser will pay to the Sub-Adviser a fee based on the average value of the daily net assets of the Fund and paid at an annual rate as set forth on the Exhibit A attached hereto, which Exhibit A can be modified from time to time upon mutual agreement of the parties to reflect changes in annual rates, subject to appropriate approvals required by the 1940 Act, if any. The fee for each month shall be paid to the Sub-Adviser on or before the last business day of the next succeeding calendar month.

The Adviser is solely responsible for the payment of the Sub-Adviser’s fees, and the Sub-Adviser agrees not to seek payment of its fees from the Trust or the Fund.

10. Liability. Except as may otherwise be provided by the 1940 Act and any other federal securities law, neither the Sub-Adviser nor its shareholders, members, officers, directors, employees, agents, control persons or affiliates of any thereof, shall be liable for any error of judgment or mistake of law or for any losses incurred or suffered by the Fund in connection with the matters to which this Sub-Advisory Agreement relates except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or a loss resulting from (i) a Trade Error or (ii) willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Sub-Advisory Agreement, including the Sub-Adviser’s failure to adhere to any investment policies and restrictions as described in the Fund’s Prospectus. The parties mutually agree and acknowledge that the determination of what constitutes a Trade Error for purposes of this Agreement shall be made by the Trust in accordance with its policies and procedures for “as of transactions” and/or trade errors pursuant to Section 22 of and Rule 22c-1 under the 1940 Act. Any person, even though also a director, officer, employee, shareholder, member or agent of the Sub-Adviser, who may be or become an officer, director, trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Fund or acting on any business of the Fund (other than services or business in connection with the Sub-Adviser's duties hereunder), to be rendering such services to or acting solely for the Fund and not as a director, officer, employee, shareholder, member or agent of the Sub-Adviser, or one under the Sub-Adviser's control or direction, even though paid by the Sub-Adviser.

11. Duration and Termination. The term of this Sub-Advisory Agreement shall begin on the on the date of this Sub-Advisory Agreement and, unless sooner terminated as hereinafter provided, shall continue in effect for a period of two (2) years. This Sub-Advisory Agreement shall continue in effect from year to year thereafter, subject to termination as hereinafter provided, if such continuance is approved at least annually (a) by a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund or by vote of the Board, cast in person at a meeting called for the purpose of voting on such approval, and (b) by vote of a majority of the trustees of the Trust who are not “interested persons” (as defined in the 1940 Act) of the Adviser or Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval. The Sub-Adviser shall furnish to the Adviser and the Trust, promptly upon their request, such information as may reasonably be necessary to evaluate the terms of this Sub-Advisory Agreement or any extension, renewal or amendment thereof.

This Sub-Advisory Agreement may be terminated at any time on at least 60 days prior written notice to the Sub-Adviser, without the payment of any penalty, (i) by vote of the Board of Trustees, (ii) by the Adviser, (iii) by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or (iv) in accordance with the terms of any exemptive order obtained by the Trust or the Fund under Section 6(c) of the 1940 Act, exempting the Trust or the Fund from Section 15(a) and Rule 18f-2 under the 1940 Act. The Sub-Adviser may terminate this Sub-Advisory Agreement at any time, without the payment of any penalty, on at least 90 days’ prior written notice to the Adviser and the Trust. Termination of this Sub-Advisory Agreement and/or the services of the Sub-Adviser will not affect (i) the validity of any action previously taken by Sub-Adviser under this Sub-Advisory Agreement; (ii) liabilities or obligations of the parties for transactions initiated before termination of this Sub-Advisory Agreement; or (iii) the Fund’s obligation to pay investment advisory fees to Adviser. If this Sub-Advisory Agreement is terminated by the Adviser or Sub-Adviser, the Sub-Adviser will have no further obligation to take any action subsequent to the date of termination with respect to the Fund except as may be reasonably required pursuant to the notice of termination and in furtherance of its role as a fiduciary in order to facilitate an orderly transition of the investment management of the Fund.

This Sub-Advisory Agreement will automatically and immediately terminate in the event of its assignment (as defined in the 1940 Act), which is not permitted without the prior written consent of the Fund, and, if required by law, the Fund’s shareholders, and the Adviser or the Sub-Adviser (as applicable) See Section 25 of this Sub-Advisory Agreement, “Change of Control.”

12. Non-Exclusive Services. The Sub-Adviser, its officers, employees, and agents, may have or take the same or similar positions in specific investments for their own accounts, or for the accounts of other clients, as the Sub-Adviser does for the Fund. The Adviser expressly acknowledges and understands that Sub-Adviser shall be free to render investment advice to others and that Sub-Adviser does not make its investment advisory services available exclusively to the Adviser or the Fund. Nothing in this Sub-Advisory Agreement shall impose upon the Sub-Adviser any obligation to purchase or sell, or to recommend for purchase or sale, for the Fund any security or other financial instrument which the Sub-Adviser, its principals, affiliates or employees, may purchase or sell for their own accounts or for the account of any other client, if in the reasonable opinion of the Sub-Adviser in the exercise of its fiduciary duties such investment would be unsuitable for the Fund or if the Sub-Adviser determines in the best interest of the Fund such purchase or sale would be impractical.

13. Good Standing. The Adviser and Sub-Adviser hereby warrant and represent that they are each an SEC-registered investment adviser in good standing, that their respective regulatory filings are current and accurately reflect their investment advisory operations, and that they are in compliance with applicable state and federal rules and regulations pertaining to investment advisers. In addition, the Adviser and Sub- Adviser further warrant and represent that neither is (nor any of their respective associated persons are) subject to any statutory disqualification set forth in Sections 203(e) and 203(f) of the Advisers Act (or any successor Advisers Act sections or rules), nor is it or any of its associated persons currently the subject of any investigation or proceeding which could result in statutory disqualification. In addition, each of the Adviser and Sub-Adviser agree to promptly notify the other of the occurrence of any event that would disqualify it from serving as an investment adviser of a registered investment company pursuant to Section 9(a) of the 1940 Act. The Adviser and Sub-Adviser each further agrees to promptly notify the other regarding any inspections, notices, or inquiries from any governmental, administrative, or self-regulatory agency; the commencement of any legal or regulatory actions or proceedings against it or any of its officers; and any material developments associated therewith. The Adviser and Sub-Adviser each acknowledge that its obligations to advise the other with respect to these representations shall be continuing and ongoing, and should any representation change for any reason, each warrants to advise the other immediately, together with providing the corresponding pertinent facts and circumstances.

14. Amendment. This Sub-Advisory Agreement may be amended by mutual consent of the Adviser and the Sub-Adviser, provided the Trust approves the amendment (a) by vote of a majority of the trustees of the Trust, including trustees who are not “interested persons” (as defined in the 1940 Act) of the Adviser or Sub-Adviser, cast in person at a meeting called for the purpose of voting on such amendment, and (b) if required under then current interpretations of the 1940 Act by the Securities and Exchange Commission, by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of each Fund affected by such amendment.

15. Privacy Notice/Confidentiality. The Adviser and Sub-Adviser acknowledge prior receipt of the Trust’s Privacy Notice and Policy. The Adviser and Sub-Adviser agree to safeguard all information pertaining to the Fund consistent with the requirements of applicable state and federal privacy statutes pertaining to registered investment advisers.

Each of the Sub-Adviser and the Adviser acknowledge and agree that pursuant to this Sub-Advisory Agreement, either party may have access to the other party’s confidential and proprietary information and materials concerning or pertaining to the other’s business. Each party will receive and hold such information in the strictest confidence, and acknowledge, represent, and warrant that it will use its best efforts to protect the confidentiality of this information. Each party agrees that it shall exercise the same standard of care that it uses to protect its own confidential and proprietary information, but no less than reasonable care, to protect the confidential information of the other party. Each party agrees that, without the prior written consent of the other party, they will not use, copy, or divulge to third parties or otherwise use, except in accordance with the terms of this Sub-Advisory Agreement, any information obtained from or through the other party in connection with this Sub-Advisory Agreement other than as reasonably necessary in the course of their business; provided that such recipients must agree to protect the confidentiality of such information and use such information only for the purposes of providing services to the Fund; provided, further, however, this covenant shall not apply to information (x) which is in the public domain now or when it becomes in the public domain in the future, other than by reason of a breach of this Sub-Advisory Agreement, (y) which has come to either party from a lawful source not bound to maintain the confidentiality of such information, other than from the other party or an affiliate or representative of that party, or (z) disclosures which are required by law, regulatory authority, regulation or legal process.

The Sub-Adviser hereby grants to the Adviser during the term of this Sub-Advisory Agreement, the right to use the Sub-Adviser’s name as required for public filings and marketing materials in accordance with the terms described herein. The Adviser agrees that the Sub-Adviser may identify the Adviser or the Fund by name in Sub-Adviser’s current client list. Such list may be shared with third parties.

The representations and warranties made by the Sub-Adviser and the Adviser pursuant to this Section 15 shall survive the termination of this Agreement.

16. Notice. Whenever any notice is required or permitted to be given under any provision of this Sub-Advisory Agreement, such notice shall be in writing, shall be signed by or on behalf of the party giving the notice and shall be mailed by first class or express mail, or sent by courier, or email to the other party at the mailing addresses, or email addresses specified below or to such other address as a party may from time to time specify to the other party by such notice hereunder. Any such notice shall be deemed duly given when delivered at such address.

Sub-Adviser:

CrossingBridge Advisors, LLC

427 Bedford Road, Suite 220

Pleasantville, NY 10570

Email: Dsherman@crossingbridge.com

Adviser:

AlphaCentric Advisors LLC 53 Palmeras St., Suite 601

San Juan, PR 00901

Email: JerryS@catalystmutualfunds.com

17. Arbitration. Subject to the conditions and exceptions noted below, and to the extent not inconsistent with applicable law, in the event of any dispute pertaining to this Sub-Advisory Agreement, Sub-Adviser and Adviser agree to submit the dispute to arbitration by three arbitrators in the State of New York, New York County in accordance with the rules of the American Arbitration Association (“AAA”), provided that the AAA accepts jurisdiction. Sub-Adviser and Adviser understand that such arbitration shall be final and binding, and that by agreeing to arbitration, Adviser and Sub-Adviser are waiving their respective rights to seek remedies in court, including the right to a jury trial.

18. Indemnification. Adviser and Sub-Adviser agree to defend, indemnify and hold harmless the other and each of their respective officers, directors, members, employees and/or agents from any and all claims, losses, damages, liabilities, costs and/or expenses directly resulting from the other’s violation of any of the terms of this Sub-Advisory Agreement. Adviser and Sub-Adviser’s obligations under this section shall survive the termination of this Sub-Advisory Agreement.

19. Governing Law. (a) This Sub-Advisory Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof, and (b) any question of interpretation of any term or provision of this Sub-Advisory Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act, shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said 1940 Act. In addition, where the effect of a requirement of the Act reflected in any provision of this Sub-Advisory Agreement is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

20.  Use of Name. The Adviser and the Fund are authorized to use the name of the Sub-Adviser and any marks, symbols or logos of the Sub-Adviser in registration statements, advertising or otherwise, only with the prior written approval of Sub-Adviser and only during the term of this Sub-Advisory Agreement. Notwithstanding the foregoing, the Sub-Adviser’s approval is not required when: (i) previously approved materials are re-issued with minor modifications; (ii) the Adviser and Sub-Adviser identify materials which they jointly determine do not require Sub-Adviser’s approval, or (iii) the material is used as required under applicable law. If this Sub-Advisory Agreement is terminated with respect to the Fund and the Sub-Adviser no longer serves as sub-adviser to the Fund, the Sub-Adviser reserves the right to withdraw from the Fund the right to the use of its name and its marks, symbols or logos that misleadingly imply a continuing relationship between the Fund and the Sub-Adviser or any of its affiliates, except to the extent that continued use is required by applicable laws, rules and regulations. This section will survive any termination of this Sub-Advisory Agreement.

21. Severability. In the event any provision of this Sub-Advisory Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Sub-Advisory Agreement, which shall continue to be in force.

22. Counterparts. This Sub-Advisory Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

23. Binding Effect. Each of the undersigned expressly warrants and represents that he has the full power and authority to sign this Sub-Advisory Agreement on behalf of the party indicated and that his signature will operate to bind the party indicated to the foregoing terms.

24. Captions. The captions in this Sub-Advisory Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereto or otherwise affect their construction or effect.

25. Change of Control. No assignment (as defined in the 1940 Act) of this Agreement shall be made by the Adviser or the Sub-Adviser without the prior written consent of the Fund, and, if required by law, the Fund’s shareholders, and the Adviser or the Sub-Adviser (as applicable). The Sub-Adviser shall notify Adviser and the Trust in writing at least 60 days in advance of any change of control, as defined in Section 2(a)(9) of the 1940 Act, as will enable the Trust to consider whether an assignment, as defined in Section 2(a)(4) of the 1940 Act, would occur.

25. Other Business. Except as set forth above, nothing in this Sub-Advisory Agreement shall limit or restrict the right of any of the Sub-Adviser’s directors, officers or employees who may also be a trustee, officer, partner or employee of the Trust to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Sub-Adviser’s right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed as of the day and year first above written.

CrossingBridge Advisors, LLC /s/ David Sherman By: David Sherman Title: Authorized Agent	AlphaCentric Advisors LLC /s/ Jerry Szilagyi By: Jerry Szilagyi Title: Managing Member

AlphaCentric Real Income Fund

(formerly, “AlphaCentric Strategic Income Fund”)

a series of Mutual Fund Series Trust

4221 North 203rd Street, Suite 100
Elkhorn, Nebraska 68022

1-844-ACFUNDS (233-8637)

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the Information Statement that is available to you on the internet relating to the AlphaCentric Real Income Fund (the “Fund”), a series of Mutual Fund Series Trust (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

The Information Statement describes the recent approval of a Sub-Advisory Agreement between the Fund’s investment adviser, AlphaCentric Advisors, LLC (“AlphaCentric”), and CrossingBridge Advisors, LLC, the Fund’s sub-adviser.

The Trust and AlphaCentric have received an exemptive order (the “Order”) from the U.S. Securities and Exchange Commission that allows AlphaCentric to hire and replace investment sub-advisers without shareholder approval. The Order instead requires that an information statement be sent to shareholders of the Fund. In lieu of physical delivery of the Information Statement, the Fund will make the Information Statement available to you on the Fund’s website.

This Notice of Internet Availability of the Information Statement is being mailed on or about January 15, 2025 to shareholders of record of the Fund as of January 10, 2025. The Information Statement will be available on the Fund’s website at www.AlphaCentricFunds.com. until at least April 18, 2025. A paper or e-mail copy of the Information Statement may be obtained, without charge, by contacting the Trust at 1-844-ACFUNDS (1-844-223-8637).

If you want to receive a paper or e-mail copy of the Information Statement, you must request one. A copy of the Information Statement may be obtained upon request and without charge.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.